AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
BAIRD FUNDS, INC.
The undersigned Secretary of Baird Funds, Inc. (the “Corporation”), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Chautauqua Global Growth Fund and the Chautauqua International Growth Fund as additional classes of common stock of the Corporation and to create the Investor and Institutional series of each class as indicated below.
“Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:
‘A.  The Corporation shall have the authority to issue an indefinite number of shares with a par value of $.01 per share.  Subject to the following paragraph, the authorized shares are classified as follows:

Class	Series	Authorized Number of Shares
Baird LargeCap Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird MidCap Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird SmallCap Value Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Intermediate Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Aggregate Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Quality Intermediate Municipal Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Core Plus Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Short-Term Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Ultra Short Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Long-Term Credit Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Short-Term Municipal Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Core Intermediate Municipal Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Small/Mid Cap Value Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Chautauqua Global Growth Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Chautauqua International Growth Fund	Investor Shares Institutional Shares	Indefinite Indefinite’”

This Amendment to the Amended and Restated Articles of Incorporation of the Corporation was adopted by the Board of Directors on January 15, 2016 in accordance with Sections 180.1002(8) and 180.0602(1)(a) and (b) of the Wisconsin Statutes.  Shareholder approval was not required.  Prior to this Amendment, no shares of the Investor or Institutional series of the Chautauqua Global Growth Fund or the Chautauqua International Growth Fund have been issued.
Executed this 20th day of January, 2016.
BAIRD FUNDS, INC.
By: /s/ Charles M. Weber
Charles M. Weber, Secretary

This instrument was drafted by:
Jacqueline R. Roush
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202